INTERNATIONAL RSU – 4 YEAR VESTING – FRANCE RECIPIENTS
RADNET, INC.
EQUITY INCENTIVE PLAN
FORM STOCK UNIT AGREEMENT

RadNet, Inc. (the “Company”) hereby awards Stock Units (the “Stock Unit”) to the Awardee named below (the “Award”). The terms and conditions of the Award are set forth in this cover sheet and the Stock Units Agreement (together, the “Agreement”) and in the Plan as it may be amended from time to time.

Participant:                _____________________

ID:                    _____________________

Award Number:            _____________________

Date of Grant:            _____________________

Vesting Commencement Date:    _____________________

Number of Shares:            _____________________

Vesting Schedule

As long as you continuously are a Service Provider, you will become incrementally vested as to 50% of the total Shares subject to this Award on the first anniversary of the Vesting Calculation Date (with all such amounts being rounded to a whole number). Pursuant to French law, the initial Stock Units vesting on the first anniversary must also be held for one additional year from the date of vesting before the Awardee may sell or otherwise transfer such shares. 25% of the total Stock Units subject to this Award will vest on each of the second and third anniversaries of the Vesting Calculation Date. Upon the date you cease to be a Service Provider for any reason, all of the then outstanding unvested Stock Units subject to this Award shall be then forfeited without consideration and shall not become vested.

By Participant electronically viewing this Agreement, Participant accepts all terms and conditions described within the Agreement, and in RadNet, Inc.’s Equity Incentive Plan and Plan Prospectus. The Equity Incentive Plan and Plan Prospectus are available for viewing in your E*Trade Account under the “My Account >> Company Resources >> Documents From Your Company.”

INTERNATIONAL RSU – 4 YEAR VESTING – FRANCE RECIPIENTS

The Plan and Other Agreements
The text of the Plan is incorporated in this Agreement by this reference. You and the Company agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement. Unless otherwise defined in this Agreement, certain capitalized terms used in this Agreement are defined in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Award of Stock Units. Any prior agreements, commitments or negotiations are superseded.

Award of Stock Units
The Company awards you the number of Stock Units shown on the cover sheet of this Agreement.

This Award is not intended to constitute a nonqualified deferred compensation plan within the meaning of section 409A of the Code and will be interpreted to be exempt from Code Section 409A.

Settlement
To the extent a Stock Unit becomes vested and subject to the satisfaction of any tax withholding obligations as discussed below, each vested Stock Unit will entitle you to receive one Share which will be distributed to you as soon as reasonably practicable (as determined by the Administrator) after vesting. For the avoidance of doubt, you are not entitled to elect any form of deferral of the settlement. Issuance of such Shares shall be in complete satisfaction of such vested Stock Units. Such settled Stock Units shall be immediately cancelled and no longer outstanding and you shall have no further rights or entitlements related to those settled Stock Units.

No Assignment
The Stock Units subject to this Award shall not be sold, assigned, optioned, transferred, attached, garnished, or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. However, this shall not preclude a transfer of vested Shares that are issued in settlement of Stock Units by will or by the laws of descent and distribution. In addition, pursuant to Company procedures, you may designate a beneficiary who will receive any outstanding vested Shares in the event of your death. Regardless of any marital property settlement agreement, the Company is not obligated to recognize your spouse’s interest in your Award in any way.

INTERNATIONAL RSU – 4 YEAR VESTING – FRANCE RECIPIENTS

Leaves of Absence
For purposes of this Agreement, your status as a Service Provider does not terminate when you go on a bona fide leave of absence that was approved by the Company (or its parent, subsidiary or affiliate) in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. For the purposes of this Agreement/the Plan, your status as a Service Provider terminates in any event when the approved leave ends, unless you immediately return to active service.

The Company determines which leaves count for this purpose (along with determining the effect of a leave of absence on vesting of the Award), and when your status as a Service Provider terminates for all purposes under the Plan.

Voting and Other Rights
As a holder of Stock Units, you shall have no rights other than those of a general creditor of the Company. Subject to the terms of this Agreement, a holder of outstanding Stock Units has none of the rights and privileges of a stockholder of the Company. Without limiting the generality of the foregoing, a holder of outstanding Stock Units has no right to vote or to receive dividends (if any) on the Shares represented by such Stock Units. Subject to the terms and conditions of this Agreement, Stock Units create no fiduciary duty of the Company to you and only represent an unfunded and unsecured contractual obligation of the Company. The Stock Units shall not be treated as property or as a trust fund of any kind.

You, or your estate, shall have no rights as a stockholder of the Company with regard to the Award until you have been issued the applicable Shares by the Company and have satisfied all other conditions specified in the Plan. No adjustment shall be made for cash or stock dividends or other rights for which the record date is prior to the date when such applicable Shares are issued.

INTERNATIONAL RSU – 4 YEAR VESTING – FRANCE RECIPIENTS

Taxes and Withholding
You will be solely responsible to bear the burden of any and all applicable taxes associated with this Award. You will be solely responsible for filing any and all tax returns for which you are obligated to file by any law or regulation. You agree to fully indemnify the Company or any of its Affiliates for any tax claim by any tax authority with respect to any event in relation to the obligations following from this Agreement.

The delivery to you of any Shares will not be permitted unless and until any applicable tax withholding or other taxes that may be due are fully satisfied. Tax withholding obligations may arise before release of Shares to you, and you must timely satisfy any such obligations as a condition of this Award. At the discretion of the Administrator and to the extent permitted by applicable laws, any such tax withholding obligations may be settled by the Company withholding and retaining a portion of the Shares from the Shares that would otherwise be deliverable to you and/or by Shares which have already been owned by you for more than six (6) months and which are surrendered to the Company and/or by delivery of a direction to a securities broker or other third party to sell Shares on the open market and to deliver all or part of the sale proceeds to the Company (and such proceeds shall also need to pay for any broker commissions incurred on the sale of Shares). Such withheld or sold Shares will be applied to pay the withholding obligation (and broker commissions if applicable) by using the aggregate fair market value of the withheld or sold Shares as of the date of vesting. In any case you will be delivered only the net amount of vested Shares after the withholding/commissions obligation has been satisfied and you will not receive the withheld/sold Shares.

INTERNATIONAL RSU – 4 YEAR VESTING – FRANCE RECIPIENTS

Restrictions on Issuance and Resale
The Company will not issue any Shares if the issuance of such Shares at that time would violate any law or regulation.

By signing this Agreement, you agree not to sell, transfer, dispose of, pledge, hypothecate, make any short sale of, or otherwise effect a similar transaction of any Shares acquired under this Award (each, a “Sale Prohibition”) at a time when applicable laws, regulations or Company or underwriter trading policies prohibit the exercise or disposition of Shares. The Company shall have the right to designate one or more periods of time, each of which generally will not exceed one hundred eighty (180) days in length (provided however, that such period may be extended in connection with the Company’s release (or announcement of release) of earnings results or other material news or events), and to impose a Sale Prohibition, if the Company determines (in its sole discretion) that such limitation(s) is needed in connection with a public offering of Shares or to comply with an underwriter’s request or trading policy, or could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act of 1933 or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the USA Securities Act of 1933 or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act of 1933 or any applicable state securities laws for the issuance or transfer of any securities. The Company may issue stop/transfer instructions and/or appropriately legend any stock certificates issued pursuant to this Award in order to ensure compliance with the foregoing.

If the sale of Shares acquired under this Award is not registered under the USA Securities Act of 1933, but an exemption is available which requires an investment representation or other representation and warranty, you shall represent and agree that the Shares being acquired are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations and warranties as are deemed necessary or appropriate by the Company and its counsel.

INTERNATIONAL RSU – 4 YEAR VESTING – FRANCE RECIPIENTS

Legends
All Shares issued in book entry form under this Award may, where applicable, include the following notations:

“THE SHARES ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE USA SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

No Retention Rights
Your Award or this Agreement does not give you the right to be retained by the Company (or any parent or any subsidiaries or affiliates) in any capacity. The Company (or any parent and any subsidiaries or affiliates) reserves the right to terminate your status as a Service Provider at any time and for any reason.

This Award, the Stock Units, and the Shares that may be released to you pursuant to this Award are not intended to constitute or replace any pension rights or compensation and are not to be considered compensation of a continuing or recurring nature, or part of your normal or expected compensation, and in no way represent any portion of your salary (if any), compensation or other remuneration for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

INTERNATIONAL RSU – 4 YEAR VESTING – FRANCE RECIPIENTS

Notice
Any notice to be given or delivered to the Company relating to this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice to be given or delivered to you relating to this Agreement shall be in writing and addressed to you at such address of which you advise the Company in writing. All notices shall be deemed effective upon receipt.

The Awardee agrees that the Company may deliver all documents relating to the Plan or this Award (including prospectuses required by the Securities and Exchange Commission), and all other documents that the Company is required to deliver to its security holders or the Awardee (including annual reports, proxy statements and financial statements), either by e-mail or by e-mail notice of a Web site location where those documents have been posted. The Awardee may at any time (i) revoke this consent to e-mail delivery of those documents; (ii) update the e-mail address for delivery of those documents; (iii) obtain at no charge a paper copy of those documents, in each case by writing the Company at 1510 Cotner Ave., Los Angeles, CA 90025, Attention: General Counsel. The Awardee understands that an e-mail account and appropriate hardware and software, including a computer or compatible cell phone and an Internet connection, will be required to access documents delivered by e-mail.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware, USA without reference to the conflicts of law provisions thereof.

Voluntary Awardee	You acknowledge that you are voluntarily participating in the Plan.

No Rights to Future Awards
Your rights, if any, in respect of or in connection with this Award or any other Awards are derived solely from the discretionary decision of the Company to permit you to participate in the Plan and to benefit from a discretionary future Award. By accepting this Award, you expressly acknowledge that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards to you or benefits in lieu of other Awards even if Awards have been granted repeatedly in the past. All decisions with respect to future Awards, if any, will be at the sole discretion of the Administrator.

Future Value
The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the underlying Shares do not increase in value (or decrease in value) after the Date of Award, the Award could have little or no value.

INTERNATIONAL RSU – 4 YEAR VESTING – FRANCE RECIPIENTS

No Advice Regarding Award
The Company has not provided any tax, legal or financial advice, nor has the Company made any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan or this Award.

No Right to Damages
You will have no right to bring a claim or to receive damages if any portion of the Award is cancelled or expires. The loss of existing or potential profit in the Award will not constitute an element of damages in the event of your Termination of Service for any reason, even if the termination is in violation of an obligation of the Company or a parent or a subsidiary or an affiliate to you.

Data Privacy
You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by the Company for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company holds certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, cancelled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere and that the recipient country may have different data privacy laws and protections than your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom you may elect to deposit any Shares acquired under the Plan.

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